                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                      FORM 8-K

                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  December 10, 1998

                                     ENSTAR INC.

                (Exact name of registrant as specified in its charter)

              MINNESOTA                                      41-1831611
     (State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                     Identification No.)


        6479 City West Parkway
        Eden Prairie, Minnesota                                  55344
 (Address of principal executive office)                       (Zip Code)

     Registrant's telephone number, including area code:  (612)  941-3200

ITEM 2.  DISPOSITION OF ASSETS

     On December 10, 1998, ENStar Inc. (the "Company") sold Transition Networks, Inc. ("Transition") for approximately $9 millon cash, including purchase price adjustments. The transaction involved the sale of all of Transition's common stock by Americable, Inc., a wholly-owned subsidiary of the Company. The purchaser was Communications Systems, Inc., a telecommunications company. Transition designs, manufactures, and markets connectivity devices and network applications. The gain on disposition is estimated to be $2.5 million, net of income taxes of approximately $1.6 million.

ITEM 7.  FINANCIAL STATEMENTS

     (b) PRO FORMA FINANCIAL INFORMATION

         Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1998 Unaudited Pro Forma Condensed Statement of Operations for the
           Nine Months Ended September 30, 1998
         Unaudited Pro Forma Condensed Statement of Operations for the
           Year Ended December 31, 1997
         Notes to Unaudited Pro Forma Condensed Consolidated Financial
           Statements

     (c) EXHIBITS

         2.1 Stock Purchase Agreement dated December 10, 1998, between Communications Systems Inc., Americable, Inc., and ENStar Inc.

         20.1 Press Release of ENStar Inc. and Communications Systems, Inc. dated December 10, 1998, announcing the sale of Transition Networks.

                                SIGNATURES



     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           ENSTAR INC.
                                           --------------------------
                                           (Registrant)



Date     December 22, 1998                 by    /s/ Thomas S. Wargolet
       ---------------------------         --------------------------
                                           Thomas S. Wargolet
                                           Chief Financial Officer
                                           and Secretary
                                           (Principal Financial and
                                           Accounting Officer)

                              ENSTAR INC.
     INDEX TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                                                  Page
                                                                  ----
Unaudited Pro Forma Condensed Balance Sheet as
  of September 30, 1998                                            F-3

Unaudited Pro Forma Condensed Statement of Operations
  for the Nine Months Ended September 30, 1998                     F-4

Unaudited Pro Forma Condensed Statement of Operations
  for the Year Ended December 31, 1997                             F-5

Notes to Unaudited Pro Forma Condensed Consolidated
  Financial Statements                                             F-6



























                                        F-1

                                 ENStar Inc.

                         Unaudited Pro Forma Condensed
                       Consolidated Financial Information

     The following unaudited pro forma condensed consolidated statements of operations present the estimated effect of the sale of Transition as if the transaction had been consummated on January 1, 1998 and 1997, respectively. The unaudited pro forma condensed consolidated balance sheet at September 30, 1998, reflects this transaction on a pro forma basis as if it had been consummated on September 30, 1998.

     The unaudited pro forma condensed consolidated financial information reflects the terms of the definitive sale agreement of Transition. The unaudited pro forma condensed consolidated financial information is based on assumptions deemed appropriate by the Company based on its best current judgment. These assumptions are set forth in the accompanying notes to unaudited pro forma condensed consolidated financial information included elsewhere in this Form 8-K. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the results that actually would have occurred had this transaction been consummated on the date indicated or of results of operations which may be obtained in the future. The sale of Transition was completed on December 10, 1998.

     The unaudited pro forma condensed consolidated financial information should be read in conjunction with the ENStar Inc. and Subsidiaries historical consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K to Shareholders for the year ended December 31, 1997, and the Company's Form 10-Q with respect to the Nine Month Period ended September 30, 1998.

                                 ENStar Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                           As of September 30, 1998
                           (Unaudited, in thousands)

                                          Eliminate    Pro Forma
                              Historical  Transition  Adjustments  Pro Forma
                                             (A)
                              ----------  ----------  -----------  ---------
ASSETS
Current Assets
 Cash and cash equivalents     $   9,950   $   (888)  $ 9,032 (B)  $  18,094
 Accounts receivable, net          9,665     (3,772)      ---          5,893
 Inventories                       4,562     (2,296)      ---          2,266
 Prepaid expenses and other          228        (75)      ---            153
                               ---------   --------   -------      ---------
   Total current assets           24,405     (7,031)    9,032         26,406

Property and equipment, net        2,128       (720)      ---          1,408
Investment in CorVel              12,128        ---       ---         12,128
Goodwill, net                      4,525        ---       ---          4,525
Other assets                         156        (15)      ---            141
                               ---------   --------   -------      ---------
                               $  43,342   $ (7,766)  $ 9,032      $  44,608
                               =========   ========   =======      =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Notes payable                 $   2,330   $    ---       ---      $   2,330
 Current portion of
  long-term debt                   4,844        (34)      ---          4,810
 Accounts payable                  5,756     (2,637)      125 (C)      3,244
 Accrued liabilities               5,991       (723)      505 (C)      5,773
                               ---------   --------   -------      ---------
   Total current liabilities      18,921     (3,394)      630         16,157

Long-term debt, net of
 current maturities               13,828       (149)      ---         13,679
Deferred income taxes                ---        ---     1,630 (D)        460
                                                       (1,170)(E)

Shareholders' Equity
 Common stock                         30        ---       ---             30
 Additional paid-in capital       14,492        ---       ---         14,492
 Retained deficit                 (3,929)       ---     2,549 (D)       (210)
                                                        1,170 (E)
                               ---------   --------   -------      ---------
   Total shareholders' equity     10,593        ---     3,719         14,312
                               ---------   --------   -------      ---------
                               $  43,342   $ (3,543)  $ 4,809      $  44,608
                               =========   ========   =======      =========

                                        F-3

                                   ENStar Inc.
                        Pro Forma Statement of Operation
                   For the Nine-Months Ended September 30, 1998
                (Unaudited, in thousands, except per share amounts)
[CAPTION]

                                          Eliminate       Other
                             Historical  Transition  Adjustments   Pro Forma
                                           (A)
                             ----------  ----------  -----------   ---------
Revenues                      $ 48,967    $(16,607)   $    ---      $ 32,360
Operating and product costs     35,435     ( 9,468)        ---        25,967
                              --------    --------    --------      --------
  Gross profit                  13,532      (7,139)        ---         6,393

Selling, general, and
 administrative expenses        15,518      (6,166)        ---         9,352
                              --------    --------    --------      --------
  Operating income (loss)       (1,986)       (973)        ---        (2,959)

Interest expense, net           (1,008)         28         ---          (980)
                              --------    --------    --------      --------

Income (loss) before income
 taxes and equity in earnings
 (loss) of unconsolidated
 subsidiaries                   (2,994)       (945)        ---        (3,939)

Income tax provision
 (benefit)                         ---        (370)     (1,170)(E)    (1,540)
                              --------    --------    --------      --------

Income (loss) before
 equity in earnings of
 unconsolidated subsidiaries    (2,994)       (575)      1,170        (2,399)

Equity in earnings of
 unconsolidated subsidiaries     1,122         ---         ---         1,122
                              --------    --------    --------      --------

Income (loss) from
 continuing operations        $ (1,872)   $   (575)   $  1,170      $ (1,277)
                              ========    ========    ========      ========

Basic and diluted net
 income (loss) per share -
 Continuing operations        $  (0.58)                             $  (0.40)

Weighted average shares
 outstanding                     3,208                                 3,208
                              ========                              ========

                                     F-4

                                 ENStar Inc.
                       Pro Forma Statement of Operation
                     For the Year Ended December 31, 1997
               (Unaudited, in thousands, except per share amounts)


                                                     Eliminate
                                        Historical   Transition   Pro Forma
                                                         (A)
                                        ----------   ----------   ---------
Revenues                                 $  54,352    $ (15,720)  $  38,632
Operating and product costs                 39,122       (9,007)     30,115
                                         ---------    ---------   ---------
  Gross profit                              15,230       (6,713)      8,517

Selling, general, and
 administrative expenses                    20,209       (6,926)     13,283
                                         ---------    ---------   ---------
  Operating income (loss)                   (4,979)         213      (4,766)

Interest expense, net                         (809)          87        (722)
                                         ---------    ---------   ---------
Income (loss) before income taxes
 and equity in earnings (loss) of
 unconsolidated subsidiaries                (5,788)         300      (5,488)

Income tax provision (benefit)              (2,178)         100      (2,078)
                                         ---------    ---------   ---------

Income (loss) before equity in earnings
 of unconsolidated subsidiaries             (3,610)         200      (3,410)

Equity in earnings of
 unconsolidated subsidiaries                 1,349                    1,349
                                         ---------    ---------   ---------

Income (loss) from
 continuing operations                   $  (2,261)   $     200   $  (2,061)
                                         =========    =========   =========

Basic and diluted net
 income (loss) per share -
 Continuing operations                   $   (0.69)               $   (0.63)

Weighted average shares outstanding          3,289                    3,289
                                         =========                =========

                               ENStar Inc.
                          Notes to Unaudited Pro Forma
                  Condensed Consolidated Financial Information

(A) Eliminates the results of operations of Transition for the year ended December 31, 1997, and the nine months ended September 30, 1998, and the assets and liabilities of Transition as of September 30, 1998.

(B)  Reflects the proceeds on the sale of Transition.

(C) Reflects estimated obligations of the Company under the terms of the sale agreement and other costs related to this sale transaction.

(D) Reflects the estimated gain on disposition of approximately $4.1 million, net of the income tax provision of $1.6 million at an estimated effective tax rate of 39%.

(E) Reflects recognition of income tax benefit for the nine-month period ended September 30, 1998 through the realization of current year net operating loss carryforwards as a result of the gain on the sale of Transition.

                              EXHIBIT INDEX


         EXHIBIT
         NUMBER        DESCRIPTION OF DOCUMENT
         -------       -----------------------

         2.1 Transition Networks, Inc. Stock Purchase Agreement between ENStar Inc., Americable, Inc., and
                       Communications Systems Inc., dated December 10, 1998.

         20.1          Press Release of ENStar Inc. and Communications
                       Systems, Inc. announcing the sale of Transition
                       Networks, dated December 10, 1998.

